UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Integrated Media Technology Limited

(Exact Name of Registrant as Specified in its Charter)

Australia	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 7, 420 King William Street Adelaide SA 5000	SA 5000
(Address of principal executive offices)	(Zip Code)

Title of each class	Name of each exchange on
To be so registered	which each class is to be registered

Ordinary Shares, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 001-38018

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Integrated Media Technology Limited (the “Registrant”) hereby incorporates by reference herein the description of its Ordinary Shares to be registered hereunder, contained under the heading “Share Capital” in Item 10 of the Registrant’s Registration Statement on Form 20-F (File No. 001-38018), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 24, 2017, including exhibits and as amended from time to time thereafter (the “Registration Statement”). In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Integrated Media Technology Limited

Date: July 21, 2017	By:	/s/ Herbert Ying Chiu Lee
	Name:	Herbert Ying Chiu Lee
	Title:	Executive Chairman and Chief Executive Officer